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                                                                   EXHIBIT 10.1


                            LITTON INDUSTRIES, INC.

                      1984 LONG-TERM STOCK INCENTIVE PLAN

                (AS AMENDED AND RESTATED ON SEPTEMBER 19, 1996)

SECTION 1.  Purpose

         The purpose of the Program is to promote the continued growth and success of the Corporation by providing, or increasing, through the Incentive Awards described herein, the proprietary interests of its key Employees who are in a position to contribute materially to the future accomplishments of the Corporation. The Program is intended to enable the Corporation through utilization of these additional incentives to attract and retain experienced Employees of exceptional talent and industry and align their interest with that of the stockholders to the economic advantage of the Corporation.

SECTION 2.  Definitions

         Unless the context clearly indicates otherwise, the following terms, when used in this Program, shall have the meanings set forth in this Section 2.

         (a)     "Board" shall mean the Board of Directors of Litton
Industries, Inc.

         (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (c) "Committee" shall mean the Compensation and Selection Committee of the Board or such other committee as may be designated by the Board. The Committee shall consist of two or more members of the Board who are Disinterested Persons.

         (d) "Commission" shall mean the Securities and Exchange Commission or any successor agency.

         (e) "Corporation" shall mean Litton Industries, Inc., and its subsidiaries.

         (f) "Disinterested Person" shall mean a member of the Board who qualifies as a disinterested person as defined in Rule 16b-3, as promulgated by the Commission under the Exchange Act or any successor definition adopted by the Commission and also qualifies as an "outside director" for purposes of
Section 162(m) of the Code.

         (g) "Employee" shall mean any common law employee, including officers, of the Corporation, as determined in the Code and the Treasury Regulations thereunder, but shall not include a person on a non-medical leave of absence.

         (h) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

         (i) "Fair Market Value" shall mean (1) the average between the highest and lowest selling prices of the Stock on a particular day or (2) if there are no sales on such date, then the average of the highest and lowest prices of the first preceding day and the first succeeding day on which sales were made. Such prices shall be those reported in the New York Stock Exchange-Composite Transactions of The Wall Street Journal or such other publication as the Committee designates.

         (j)     "Grantee" shall mean an Employee granted an Incentive Award.

         (k) "Incentive Award" shall mean a Stock Option, a Stock Appreciation Right or Restricted Stock granted pursuant to the Program.

         (l) "Incentive Stock Option" shall mean a Stock Option intended to qualify under Section 422 of the Code and the Treasury Regulations thereunder.

         (m) "Nonstatutory Stock Option" shall mean any Stock Option that is not intended to qualify as an Incentive Stock Option under Section 422 of the Code and the Treasury Regulations thereunder.

         (n) "Performance Objectives" shall mean the goals, if any, upon which the Committee may condition the exercisability of one or more Incentive Awards which goals may relate to profits, profit growth, profit-related return ratios, cash flow or total shareholder return; where such goals may be stated in absolute terms or relative to peer performance.




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         (o)     "Program" shall mean the Litton Industries, Inc., 1984
Long-Term Stock Incentive Plan as set forth herein and as amended from time to time.

         (p)     "Restricted Stock" shall mean an Incentive Award granted under
Section 9.

         (q) "Rule 16b-3" shall mean Rule 16b-3, as promulgated by the Commission under Section 16(b) of the Exchange Act.

         (r) "Stock" shall mean shares of the Common Stock of Litton Industries, Inc.

         (s)     "Stock Appreciation Right" shall mean a right granted under
Section 8.

         (t) "Stock Option" shall mean either an Incentive Stock Option or a Nonstatutory Stock Option.

         (u) "Subsidiary" shall mean any subsidiary corporation of the Corporation as defined in Section 424 of the Code.

         (v) "Totally Disabled" shall mean the condition when an Employee is wholly prevented by occupational or non-occupational injury or sickness from performing any and every duty pertaining to his or her regular occupation or employment.

         (w) "Treasury Regulations" shall mean the regulations under the Code.

SECTION 3.  Shares of Stock Subject to Grants

         Subject to the adjustments required under the provisions of Section 10 hereof, the shares of Stock which may be issued or transferred pursuant to Incentive Awards shall consist of (i) the 2,500,000 shares of Stock originally authorized and reserved for issuance under the Program and (ii) during each fiscal year of the Corporation beginning after July 31, 1992, a number of shares of Stock of the Corporation equal to one and one half percent (1.5%) of the total issued and outstanding shares of Stock as of the end of the preceding fiscal year of the Corporation. Twenty percent (20%) of such shares of Stock shall be available for the grant of Restricted Stock. Shares of Stock which have been previously authorized to be granted as Incentive Awards, but which were not granted, or, if granted, expired without having been exercised in full or shares of Stock which are reacquired in any way by the Corporation shall be available for the grant of Incentive Awards at any time prior to the termination of the Program. Subject to the adjustments required under the provisions of Section 10 hereof, the Stock which may be issued or transferred pursuant to Incentive Stock Options granted hereunder after July 31, 1996, shall not exceed 3,500,000 shares of Stock in the aggregate. In instances where an Incentive Award is settled in cash, the shares of Stock, if any, covered by such Incentive Award shall remain available for issuance under the Program. Likewise, the payment of cash dividends and dividend equivalents paid in cash in conjunction with any outstanding Incentive Awards shall not be counted against the shares of Stock available for issuance under the Program. Any shares of Stock that are issued by the Corporation, and any Incentive Awards that are granted through the assumption of, or in substitution for, any outstanding Incentive Awards previously granted by an acquired entity shall not be counted against the shares of Stock available for issuance under the Program.

SECTION 4.  Administration of the Program



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         The Program shall be administered by the Committee. Subject to the express provisions of the Program, the Committee shall have plenary authority to interpret the Program; to prescribe, amend, and rescind rules and regulations relating to it; to determine the terms and provisions of Incentive Award agreements and amendments thereto; and to make any and all other determinations necessary or advisable for the administration of the Program. The Committee may modify, amend or adjust the terms and conditions of any Incentive Award at any time, including, but not limited to, the Performance Objectives or measurements applicable to performance-based Incentive Awards pursuant to the terms of the Program; provided, that no such modification or amendment may be made if it could, in the best judgment of the Committee, prevent any Incentive Award held by any Grantee who may be subject to the limits on deductibility of compensation provided in Section 162(m) of the Code from qualifying for the performance-based compensation exemption under Section 162(m) of the Code. Any controversy or claim arising out of or related to this Program shall be determined unilaterally by and at the sole discretion of the Committee.

         The Committee may act only by a majority of its members. The Committee may (i) delegate to an officer of the Corporation the authority to make decisions pursuant to paragraphs (b), (c), (e) and (f) of Section 5 (provided that no such delegation may be made that would cause Incentive Awards or other transactions under the Program to cease to be exempt from Section 16(b) of the Exchange Act or Section 162(m) of the Code) and (ii) authorize any one or more of their members or an officer of the Corporation to execute and deliver documents on behalf of the Committee.

SECTION 5.  Granting of Incentive Awards

         (a) Only key Employees of the Corporation shall be eligible to receive Incentive Awards under the Program.

         (b) The Committee shall determine and designate from time to time those Employees who are to be granted Incentive Awards, the type of Incentive Award to be granted, and the amount subject to each Incentive Award, provided, that in any one fiscal year, no Grantee may be granted Incentive Awards covering more than 150,000 shares of Stock.

         (c) The Committee shall determine whether any particular Stock Option shall become exercisable in one or more installments and the date or dates upon which any such installments first become exercisable. Further, the Committee may make such other provisions, including, but not limited to, Performance Objectives.

         (d) No Stock Option shall be exercisable more than ten years from the date the Stock Option was granted.

         (e) Upon the exercise of any Stock Option, the Grantee shall pay the option exercise price provided in the particular Stock Option agreement. The Committee may permit payment to be in Stock. To the extent Stock is tendered as payment, it shall be valued at its then Fair Market Value.

         (f) The Committee may at any time grant new Incentive Awards to an Employee who has previously received Incentive Awards or other grants (including other Stock Options) whether such prior Incentive Awards or such other grants are still outstanding, have previously been exercised in whole or in part, or are canceled in connection with the issuance of new Incentive Awards. The purchase price of the Incentive Awards may be established by the Committee without regard to the existing Incentive Awards or



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such other grants. Further, the Committee may, with the consent of the Grantee, amend the terms of any existing Incentive Award previously granted to include any provisions which could be incorporated in such Incentive Award at the time of such amendment. Solely to illustrate the foregoing power, but without limiting its scope, such amendments may accelerate the period of exercise or the vesting period of any Incentive Award, or installment thereof, either absolutely or conditionally for whatever reasons the Committee deems appropriate, including without limitation, compensatory considerations, events which would result in the delisting of the Stock, significant changes in the management or control of the Corporation, or the occurrence of any attempt to effect such changes.

SECTION 6.  Nonstatutory Stock Options

         (a) There shall be available for the grant of Incentive Awards in the form of Nonstatutory Stock Options the number of shares of Stock specified in Section 3 of the Program, less the number of shares of Stock utilized for the grant of Incentive Stock Options and Restricted Stock pursuant to Sections 7 and 9 of the Program.

         (b) When granting a Nonstatutory Stock Option to a key Employee, the Committee shall determine the purchase price of the Stock subject thereto. Such price shall not be less than 100% of the Fair Market Value of such Stock on the date the Nonstatutory Stock Option is granted.

         (c) All provisions of this Program except Sections 7, 8 and 9 shall apply to Nonstatutory Stock Options.

SECTION 7.  Incentive Stock Options

         An Incentive Award in the form of an Incentive Stock Option shall be subject to the following provisions:

         (a) Subject to subsections (c), (d), and (e) hereof, there shall be available for the grant of Incentive Awards in the form of Incentive Stock Options the number of shares of Stock specified in Section 3 of the Program, less the number of shares of Stock utilized for the grant of Nonstatutory Stock Options and Restricted Stock pursuant to Sections 6 and 9 of the Program.

         (b) When granting an Incentive Stock Option to a key Employee, the price of an Incentive Stock Option shall not be less than 100% of the Fair Market Value of the Stock subject thereto on the date such Incentive Stock Option is granted.

         (c)     Subject to the adjustments required under the provisions of
Section 10 hereof, the Stock which may be issued or transferred pursuant to Incentive Stock Options granted hereunder after July 31, 1996, shall not exceed 3,500,000 shares of Stock in the aggregate.

         (d) None of the 2,500,000 shares of Stock originally authorized and reserved for issuance under the Program may be utilized for the grant of Incentive Stock Options subsequent to January 18, 1994.

         (e) Notwithstanding any other provisions hereof, in the case of Incentive Stock Options granted after December 31, 1986, the aggregate Fair Market Value (determined at the time the Incentive Stock Option is granted) of the Stock with respect to which Incentive Stock Options are exercisable for the




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first time by the Grantee during any calendar year (under all incentive stock option plans of the Grantee's employer corporation and its parent and subsidiary corporations) shall not exceed $100,000.

         (f) All provisions of this Program except Sections 6, 8, 9 and 12(d)(ii) and (iii) shall apply to Incentive Stock Options.

SECTION 8.  Stock Appreciation Rights

         Stock Appreciation Rights may be granted independently of or in conjunction with all or part of any Stock Option granted under the Program. In the case of an Incentive Stock Option, such rights may be granted only at the time of grant of such Incentive Stock Option. In the case of a Stock Appreciation Right granted with a related Stock Option, a Stock Appreciation Right shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option.

         A Stock Appreciation Right may be exercised by a Grantee in accordance with procedures established by the Committee and, in the case of a Stock Appreciation Right granted with a related Stock Option, by surrendering the applicable portion of the Stock Option in accordance with such procedures. Upon the exercise of a Stock Appreciation Right, a Grantee shall be entitled to receive an amount in cash, shares of Stock or both, equal in value to the excess of the Fair Market Value of one share of Stock over the price per share specified in the grant of the Stock Appreciation Right, which shall be not less than the Fair Market Value of the Stock on the date of grant or in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

         In the case of Stock Appreciation Rights not granted in conjunction with Stock Options, the Committee may, prior to the grant, condition the vesting of any such Stock Appreciation Right upon the attainment of Performance Objectives and upon the continued service of the Grantee.

SECTION 9.  Restricted Stock

         (a) The Committee shall, prior to grant, condition the vesting of Restricted Stock upon the attainment of Performance Objectives and upon the continued service of the Grantee.

         To the extent required by Section 162(m) of the Code or otherwise deemed advisable by the Committee, it shall be a condition precedent to the vesting of Restricted Stock, or any installment thereof, that the Committee certify in writing that any Performance Objectives relative to such vesting has or have in fact been satisfied.

         (b) Shares of Restricted Stock shall be evidenced in such manner as the Committee may deem appropriate, including book-entry registration or issuance of one or more Stock certificates. Any certificate issued in respect of shares of Restricted Stock shall be registered in the name of such Grantee and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, substantially in the following form:

"The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Litton Industries, Inc. 1984 Long-Term Stock Incentive Plan and a Restricted Stock Agreement. Copies of such Plan and Agreement are on file at the offices of Litton Industries, Inc., 21240 Burbank Boulevard, Woodland Hills, California 91367."



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         The Committee may require that the certificates evidencing such shares of Stock be held in custody by the Corporation until the restrictions thereon shall have lapsed and that, as a condition of any Incentive Award of Restricted Stock, the Grantee shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such Incentive Award.

         (c) The Committee shall determine the per share amount to be paid by a Grantee for each Incentive Award in the form of Restricted Stock. There shall be a minimum payment of the total par value of the Stock by the Grantee to the Corporation as required by law. Each Incentive Award in the form of Restricted Stock shall be confirmed by, and be subject to the terms of, a Restricted Stock agreement.

SECTION 10.  Adjustment Provisions

         (a) If the shares of Stock outstanding are changed in number or class by reason of a split-up, merger, consolidation, reorganization, reclassification, recapitalization, or any capital adjustment, including a stock dividend, or if any distribution is made to the holders of Stock other than a cash dividend, then

         (1) the aggregate number and class of shares of Stock or other securities that may be issued or transferred pursuant to Sections 3, 6, 7, 8, or 9 and

         (2) the number and class of shares or other securities which are payable under outstanding Incentive Awards shall be adjusted as provided hereinafter.

         (b) Adjustments under this Section 10 shall be made in an equitable manner by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding, and conclusive. Such adjustments may include (i) treating employment with a corporation the stock of which was distributed to holders of Stock (or a subsidiary of such a corporation) as employment with the Corporation for purposes of the Program and
(ii) adjustments of the purchase price to be paid per share of Stock under outstanding Incentive Awards.

         (c) In the event of a corporate merger or consolidation, or the acquisition by the Corporation of property or stock of an acquired corporation or any reorganization or other transaction qualifying under Section 424 of the Code, the Committee may, in accordance with the provisions of that Code section, substitute Incentive Awards under this Program for incentive awards under the plan of the acquired corporation provided (i) the excess of the aggregate Fair Market Value of the outstanding Incentive Awards immediately after the substitution over the aggregate price of such Incentive Awards is not more than the similar excess immediately before such substitution and (ii) the new Incentive Awards do not give the Employee additional benefits, including any extension of the exercise period.

SECTION 11.  Termination of Employment

         (a) Unless otherwise determined by the Committee, if a Grantee incurs a termination of employment for any reason other than death, disability or retirement, any Stock Option held by such Grantee shall thereupon terminate, except that such Stock Option, to the extent then exercisable, or on such accelerated basis as the Committee may determine, may be exercised for the lesser of three months from the date of such termination of employment or the balance of such Stock Option's term; provided,



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however, that if the Grantee dies within such three-month period, any unexercised Stock Option held by such Grantee shall notwithstanding the expiration of such three-month period, continue to be exercisable to the extent to which it was exercisable at the time of death for a period of 12 months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

         (b) If a Grantee while an Employee retires or becomes Totally Disabled, he or she will be considered to be an Employee for purposes of this Program so long as the following conditions are met:

         (i) The Grantee and the Corporation enter into a written agreement, with the approval of the Secretary of the Committee, pursuant to which the Grantee renders such advisory or consulting services to the Corporation as may be required by said agreement from time to time;

         (ii) The Grantee shall not, without prior written consent of the Corporation, disclose or utilize confidential information or material concerning the Corporation, its business and affairs, except in furtherance of the Corporation's interests and at its request; and

         (iii) The Grantee shall not engage in any activity which competes or conflicts with, or is inimical to, the best interests of the Corporation.

SECTION 12.  General Provisions

         (a) Each Incentive Award shall be evidenced by a written instrument containing such terms and conditions, not inconsistent with this Program, as the Committee shall approve.

         (b) The granting of an Incentive Award in any year shall not give the Grantee any right to similar grants in future years or any right to be retained in the employ of the Corporation, and all Employees shall remain subject to discharge to the same extent as if the Program were not in effect.

         (c) No Employee, and no beneficiary or other person claiming under or through such Employee, shall have any right, title, or interest by reason of any Incentive Award to any particular assets of the Corporation or any shares of Stock allocated or reserved for the purposes of the Program or subject to any Incentive Award except as set forth herein. The Corporation shall not be required to establish any fund or make any other segregation of assets to assure the payment of any Incentive Award.

         (d) The Committee shall determine at the time an Incentive Award is granted the extent to which such Incentive Award is transferable; provided, however, that Incentive Awards granted under the Program shall not be transferable or assignable other than:

         (i)     by will or the laws of descent and distribution;

         (ii) by gift or other transfer of an award to any trust or estate in which the original Incentive Award Grantee or such Grantee's spouse or other immediate relative has a substantial beneficial interest, or to a spouse or other immediate relative, provided that any such transfer is permitted subject to Rule 16b-3 under the Exchange Act as in effect when such transfer occurs and the Board does not rescind this provision prior to such transfer; or

         (iii) pursuant to a qualified domestic relations order (as defined by the Code). However, any Incentive Award so transferred shall continue to be subject to all the terms and conditions contained in the



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instrument evidencing such Incentive Award. Notwithstanding the foregoing,
Incentive Awards granted as Incentive Stock Options or as Stock Appreciation Rights granted in conjunction with Incentive Stock Options shall (i) only be transferable pursuant to (i) above; and (ii) shall be exercisable during the Grantee's lifetime only by the Grantee.

         In the event that a Grantee terminates employment with the Corporation to assume a position with a governmental, charitable, educational or non-profit institution, the Committee may subsequently authorize a third party, including but not limited to a "blind" trust, to act on behalf of and for the benefit of such Grantee regarding any outstanding Incentive Awards held by the Grantee subsequent to such termination of employment. If so permitted by the Committee, a Grantee may designate a beneficiary or beneficiaries to exercise the rights of the Grantee and receive any distribution under the Program upon the death of the Grantee.

         (e) Notwithstanding any other provision of this Program or agreements made pursuant thereto, the Corporation shall not be required to issue or deliver any certificate or certificates for shares of Stock under this Program prior to fulfillment of all of the following conditions:

         (1) The listing, or approval for listing upon notice of issuance, of such shares on the New York Stock Exchange, Inc., or such other securities exchange as may at the time be the principal market for the Stock;

         (2) Any registration or other qualification of such shares of the Corporation under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

         (3) The obtaining of any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

         (f) All payments to Grantees or to their legal representatives shall be subject to any applicable tax, community property, or other statutes or regulations of the United States or of any state having jurisdiction thereof. The Grantee may be required to pay to the Corporation the amount of any withholding taxes which the Corporation is required to withhold with respect to an Incentive Award or its exercise. In such instances, the Committee may, in its discretion and subject to such rules as it may adopt, permit the Grantee to satisfy such obligations, in whole or in part, by electing to have the Corporation withhold shares of Stock, or by transferring to the Corporation shares of Stock, having a then Fair Market Value which is equal to or more than the amount of withholding tax required to be withheld.

         (g) In the case of a grant of an Incentive Award to any Employee of a Subsidiary, the Corporation, may, if the Committee so directs, issue or transfer the shares, if any, covered by the Incentive Award to the Subsidiary, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Subsidiary will transfer the shares of Stock to the Employee in accordance with the terms of the Incentive Award specified by the Committee pursuant to the provisions of the Program.

SECTION 13.  Amendment or Termination

         The Board or the Committee with the approval of the Board, may, at any time, alter, amend, suspend, discontinue, or terminate this Program; provided, however, that such action shall not adversely



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affect the right of Grantees to Incentive Awards previously granted. No amendment without the approval of the stockholders of the Corporation may (i) increase the maximum number of shares of Stock which may be awarded under the Program in the aggregate; (ii) materially increase the benefits accruing to Grantees under the Program; (iii) change the class of Employees eligible to receive Incentive Awards under the Program; or (iv) materially modify the eligibility requirements for participation in the Program.

SECTION 14.  Effective Date and Duration of Program

         The Program became effective January 19, 1984, upon its approval by the Board. Incentive Awards granted prior to stockholder approval of certain amendments to the Program at the 1991 Annual Meeting of Shareholders of the Corporation are governed by the Program as it existed prior to the adoption of such amendments by the Board on October 16, 1991. Incentive Awards granted after stockholder approval of such amendments are governed by the Program as amended by the Board on October 16, 1991. Incentive Awards granted prior to stockholder approval of certain amendments to the Program at the 1996 Annual Meeting of Shareholders of the Corporation are governed by the Program as it existed prior to the adoption of such amendments by the Board on September 19, 1996. Incentive Awards granted after stockholder approval of such amendments are governed by the Program as amended by the Board on September 19, 1996. The Program, as so amended, shall terminate on October 15, 2001, the day immediately preceding the tenth anniversary of the date of adoption of the first of such amendments by the Board, and no Incentive Award may be granted under the Program thereafter, but such termination shall not affect any Incentive Award theretofore granted.



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